Exhibit 3.1

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PERMA-PIPE INTERNATIONAL HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: CERTIFICATE OF INCORPORATION, FILED THE TWELFTH DAY OF OCTOBER, A.D. 1993, AT 9 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SIXTH DAY OF JANUARY, A.D. 1994, AT 9 O`CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE THIRTIETH DAY OF DECEMBER, A.D. 1996, AT 9 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTIETH DAY OF JUNE, A.D. 2000, AT 9 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "MFRI, INC." TO "PERMA-PIPE INTERNATIONAL HOLDINGS, INC.", FILED THE SEVENTEENTH DAY OF MARCH, A.D. 2017, AT 4:51 O`CLOCK P.M.

2354631 8100H SR# 20211265542	Authentication: 202948479 Date: 04-12-21
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware The First State	Page 2

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTIETH DAY OF MARCH, A.D. 2017 AT 12:01 O'CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “PERMA-PIPE INTERNATIONAL HOLDINGS, INC.”.

2354631 8100H SR# 20211265542	Authentication: 202948479 Date: 04-12-21
You may verify this certificate online at corp.delaware.gov/authver.shtml

ID: OCT 12'93 11:27 No.023 P.02

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/12/1993
753285178 - 2354631

CERTIFICATE OF INCORPORATION

OF

MFRI, INC.

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation is MFRI, INC.

SECOND: The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares with a par value of $0.01 per share.

No holder of stock of the Corporation shall be entitled as such to any preemptive right to subscribe for, purchase or receive any part of the shares of stock of the Corporation at any time held in its treasury or of the unissued shares of stock of the Corporation either authorized at present or which may at any time hereafter be authorized, or of any issue of notes, bonds or debentures, whether or not convertible into any class of stock of the Corporation, or of any issue of warrants, options or rights to subscribe for shares of any class of stock of the Corporation.

FIFTH: The name and address of the Incorporator is as follows:

NAME	ADDRESS
Robert A. Smoller	180 North LaSalle Street Chicago, Illinois

SIXTH: The following provisions are inserted for management of the business and conduct of the affairs of the Corporation and to define and regulate the powers of the Corporation, the directors and the stockholders:

LBC3222

ID: OCT 12'93 11:28 No.023 P.03

(a) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by written ballot unless the by-laws so provide.

(b) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(c) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

(d) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate and to any by-laws from time to time made by the stockholders; provided however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH: The Corporation shall to the full extent provided by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of

LBC3222 2

ID: OCT 12'93 11:29 No.023 P.04

creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any of the provisions contained in its certificate of incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

TENTH: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Tenth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. No amendment to or repeal of this Article Tenth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director and occurring prior to such amendment or repeal.

**IN WITNESS WHEREOF**, I have hereunto set my hand and seal.

Dated: October 5, 1993

Robert A. Smoller

LBC3222 3

ID: JAN 26'94 12:36 No.034 P.02

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/26/1994
944007111 - 2354631

# CERTIFICATE OF AMENDMENT
# OF
# CERTIFICATE OF INCORPORATION
# OF
# MFRI, INC.

The undersigned, being the Chairman of the Board of Directors and Secretary of **MFRI, Inc.**, a Delaware corporation, acting pursuant to Section 242 of the General Corporation Law of the State of Delaware, do hereby certify as follows:

**FIRST**: That Article Fourth of the Certificate of Incorporation has been amended by deleting the first sentence of Article Fourth as it now exists and inserting in lieu thereof a new sentence as follows:

> "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifteen Million (15,000,000) shares with a par value of $0.01 per share."

**SECOND**: That such amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by resolutions of the Board of Directors and the sole Stockholder of the corporation.

UC0560

ID: JAN 26'94 12:37 No.034 P.03

**IN WITNESS WHEREOF**, we have signed this certificate this 14 day of December, 1993.

David Unger, Chairman of the Board of Directors

Attest:

Michael Bennett, Secretary

UC0560 2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/30/2000
001335719 - 2354631

# CERTIFICATE OF AMENDMENT

# TO

# CERTIFICATE OF INCORPORATION

# OF

# MFRI, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

**THE UNDERSIGNED,** being a Vice President of **MFRI, INC.**, a Delaware corporation, does hereby certify as follows:

**FIRST**: That the Certificate of Incorporation is hereby amended by deleting the first sentence of Article Fourth as it now exists and inserting in lieu thereof the following

> "**FOURTH**: The total number of shares of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares with a par value of $0.01 per share."

**SECOND**: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by resolutions of the Board of Directors of the Corporation and the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon.

**IN WITNESS WHEREOF,** I have hereunto set my hand this 27th day of June, 2000.

/s/ Michael D. Bennett
Name: Michael D. Bennett
Title: Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:51 PM 03/17/2017
FILED 04:51 PM 03/17/2017
SR 20171842279 - File Number 2354631

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
MFRI, INC.

(Under Section 242 of the Delaware General Corporation Law)

It is hereby certified that:

1. The name of the corporation is MFRI, Inc. (the "Corporation").

2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State on October 12, 1993.

3. A Certificate of Amendment of Certificate of Incorporation of the Corporation was filed with the Secretary of State on January 26, 1994.

4. A Certificate of Merger of the Corporation was filed with the Secretary of State on December 30, 1996.

5. A Certificate of Amendment to Certificate of Incorporation of the Corporation was filed with the Secretary of State on June 30, 2000.

6. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

> "**FIRST:** The name of the corporation is Perma-Pipe International Holdings, Inc. (hereinafter the "Corporation")."

7. The amendment will be effective at 12:01 a.m. Eastern Time on March 20, 2017.

8. The amendment of the Certificate of Incorporation herein certified has been duly adopted, pursuant to the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, by resolution of its Board of Directors.

Dated: March 17, 2017

By: ______________________
Name: Karl J. Schmidt
Title: Vice President and CFO

EAST\140807861.1